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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-148758

Prospectus Supplement
(To Prospectus Dated January 30, 2008)

3,000,000 Shares

Metabolix, Inc.

Common Stock

We are offering 3,000,000 shares of our common stock. Our common stock is traded on The NASDAQ Global Market under the symbol "MBLX." On November 10, 2009, the last reported sale price of our common stock was $9.87 per share.

Investing in our common stock involves risks. See "Risk Factors" on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$9.00	$27,000,000
Underwriting Discounts and Commissions	$0.47	$ 1,417,500
Proceeds to Metabolix, Inc. (Before Expenses)	$8.53	$25,582,500

Delivery of the common stock to purchasers will be made on or about November 16, 2009. The underwriters have the option to purchase up to an additional 450,000 shares of common stock from us at the public offering price, less the underwriting discounts and commissions payable by us, to cover over-allotments, if any, within 30 days of the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,630,125 and the total proceeds, before expenses, to us will be $29,419,875.

Joint Book-Running Managers

Jefferies & Company	Thomas Weisel Partners LLC

The date of this Prospectus Supplement is November 11, 2009.

About this Prospectus Supplement

Unless the context otherwise requires, references in this prospectus supplement to "we," "us" and "our" refer to Metabolix, Inc. and its subsidiaries.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus, or to which we have referred you. Neither we nor any of the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

This document is in two parts. The first part is the prospectus supplement, which adds to and updates information contained in the accompanying prospectus, and describes our common stock offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading, "Where You Can Find More Information," in this prospectus supplement.

Prospectus Supplement Summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" section and our consolidated financial statements and the related notes and the other documents incorporated by reference in the accompanying prospectus.

 About Metabolix, Inc.

We are a bioscience company that develops and is in the process of commercializing environmentally sustainable, economically attractive alternatives to petroleum-based plastics, with work underway to do the same with chemicals and energy. Our corporate strategy is to develop technology platforms that integrate advanced biotechnology with current industrial practice and to commercialize these platforms with industry leading strategic partners.

Our first platform, which we are commercializing through Telles, a joint venture with Archer Daniels Midland Company, or ADM, is a proprietary, large-scale microbial fermentation system for producing a versatile family of polymers known as polyhydroxyalkanoates, which we have branded under the name Mirel™. Through Telles, we intend to sell these bioplastics as environmentally friendly, but functionally equivalent, alternatives to petroleum-based plastics. In addition, this family of polymers offers superior biodegradability characteristics and can be used in a wide range of commercial applications, including products used in agriculture and horticulture, compost and organic waste diversion bags, marine and aquatic applications, consumer products, business equipment and durable goods, and general packaging materials. Mirel will be produced in a commercial scale plant designed for a 110 million pound annual capacity, or the Commercial Manufacturing Facility, which is presently under construction by ADM in Clinton, Iowa. ADM is targeting completion of the Commercial Manufacturing Facility in November 2009, and the start-up process has begun in several sections of the plant. The Commercial Manufacturing Facility will produce biobased and biodegradable Mirel plastic using corn sugar, an abundant agriculturally-produced renewable resource. We are currently producing pre-commercial quantities of Mirel jointly with ADM at a small scale pre-commercial manufacturing facility.

Our second technology platform, which is in an early stage, is a biomass biorefinery system using plant crops to co-produce both bioplastics and bioenergy. For this system, we intend to extract polymer from the engineered plant crop, so that the remaining plant material can be used as a biomass feedstock for the production of bioenergy products including electricity and biofuel. We are engineering switchgrass to produce bioplastics in the leaf and stem of the plant. We have also collaborated with the Australian Cooperative Research Centre to do the same in sugarcane, and in 2008 we established a strategic research collaboration with the Donald Danforth Plant Science Center to develop an advanced industrial oilseed crop for co-production of bioplastics along with vegetable oil, biodiesel fuel, or oleochemicals. Switchgrass is a commercially and ecologically attractive, non-food energy crop that is indigenous to North America and is generally considered to be a leading candidate for cellulose-derived production of ethanol and other biofuels. Sugarcane is an established energy crop that is well suited for tropical regions of the world. We believe that using these crops to co-produce bioplastics with bioenergy products can offer superior economic value and productivity as compared to single product systems that produce them individually. We have been working on our biomass biorefinery platform using switchgrass for several years, and we believe that we are a scientific leader in this field. Our goal for this program is to have commercially viable plant varieties in pre-commercial field trials in two to three years. We may also seek to establish alliances with partners to commercially exploit this platform.

As demonstrated by our first two technology platforms, we take an integrated systems approach to our technology development. We are focused on developing entire production systems from gene to end product as opposed to developing specific technologies (for example, gene sequencing, shuffling or directed evolution) or singular aspects of a product's production (for example, providing a key enzyme, catalyst or ingredient). We believe this systems approach optimizes manufacturing productivity and, when commercialized, will enable us to capture more economic value from any platform that we pursue. We have core capabilities in microbial genetics, fermentation process engineering, chemical engineering, polymer science, plant genetics and botanical science, and we have assembled these capabilities in a way that has allowed us to integrate biotechnology with chemical engineering and industrial practice. We believe that our approach can be applied to chemicals and other products to help establish and grow environmentally sustainable plastics, chemicals and energy industries.

For our third platform we intend to apply our core capabilities in microbial engineering and plant transformation to develop biological routes to other chemicals and chemical intermediates. In September 2007, the U.S. Department of Commerce's National Institute of Standards and Technology approved a $2 million award for us to develop a commercially viable process for producing biobased chemicals from renewable agricultural products. This award will contribute to our Integrated Bio-Engineered Chemicals Program, which is developing sustainable solutions for widely used industrial chemicals. Specifically, this award is being utilized in the development of the four-carbon family of chemical products.

To exploit our first technology platform, we are working with ADM as they build the Commercial Manufacturing Facility in Clinton, Iowa. The biodegradable bioplastics that this facility will produce are highly versatile and range in properties from hard and strong to soft and flexible. These properties allow for a wide variety of commercial applications, offering a biobased alternative to petroleum-derived synthetic materials which are not biodegradable. Through Telles we intend to position Mirel as a premium priced specialty material catering to customers who want to match the functionality of petroleum-based plastic, but add the dimension of environmental responsibility to their products and brands.

With ADM we have initiated product and business development activities including production of pre-commercial amounts of Mirel, working with potential customers, initiation of qualification trials of our material for selected customer applications and establishment of commercial supply agreements with several customers. We expect that our products will initially be sold to companies that are:

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establishing themselves as leaders of the emerging market trend toward environmentally responsible products and services;

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addressing current or anticipated regulatory pressure to shift to more sustainable industry; and/or

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selling products where biodegradability is a key functional requirement.

We have a current pipeline of prospective customers that reflect each of these traits.

Recent Developments

We have received a grant from the USDA Cooperative State Research, Education, and Extension Service (CSREES). We will use the award to further enhance biobased, biodegradable resins suitable for blow molding operations. This USDA award will fund a program designed to produce advanced formulations of bioplastic for use on commercial scale equipment running at manufacturing speed. Advances in polyhydroxyalkanoate (PHA) formulation and processing technology developed in an earlier phase of this project demonstrated the feasibility of blow molding Mirel bioplastics at laboratory scale. This program seeks to improve Mirel formulations with the necessary physical properties required for blow molded parts at industrial scale.

We have completed a field trial of tobacco, genetically engineered to express PHA biobased polymers. We obtained the necessary permits from the U.S. Department of Agriculture Animal Plant Health Inspection Service (APHIS) to perform an open air field trial in March of 2009, and field trial experiments were completed in early October. The trial was performed on 0.8 acres of land and provided valuable data and information relating to polymer production, with the best plants producing 3-5% PHA. This furthers development of our crop technologies for the co-production of biobased plastics in non-food bioenergy crops.

In October 2009, Telles, our joint venture with ADM, submitted a dossier to the FDA for Mirel food contact notification. This dossier is made up of the results of a number of extraction studies conducted under specific guidelines as well as a polymer analysis and other information. The dossier addressed applications for all food types in conditions ranging from frozen food contact to contact with boiling water. After submittal of a dossier, the FDA has up to 120 days to ask for clarification of information included in the dossier, additional testing or to modify the submitted approach. Once this time period has elapsed, assuming no objections from the FDA or required additional analyses, one is free to pursue the submitted food contact segments.

Corporate Information

We were incorporated in Massachusetts in June 1992 under the name of Metabolix, Inc. In September 1998, we reincorporated in Delaware. Our principal executive offices are located at 21 Erie Street, Cambridge, Massachusetts 02139, and our telephone number is (617) 583-1700. Our worldwide web address is www.metabolix.com. The information on our web site is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as well as reports relating to our securities filed by others pursuant to Section 16 of such act, are available through the investor relations page of our Internet website free of charge as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (the "SEC"). The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

The Offering

Common stock offered	3,000,000 shares
Common stock to be outstanding after this offering	26,046,382 shares(1)
Underwriters' over-allotment option	450,000 shares

(1)
The total shares of common stock outstanding immediately before this offering is based on 23,046,382 shares outstanding as of November 6, 2009 and excludes as of that date:

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105,538 shares of our common stock issuable upon exercise of outstanding stock options under our 1995 Stock Plan (at a weighted average exercise price of $2.77 per share), with no shares remaining available for future grant under that plan;

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542,622 shares of our common stock issuable upon exercise of outstanding stock options under our 2005 Stock Plan (at a weighted average exercise price of $3.04 per share), with no shares remaining available for future grant under that plan;

•
4,941,062 shares of our common stock reserved for issuance under our 2006 Stock Plan of which 2,505,344 shares are issuable upon exercise of outstanding stock options (at a weighted average exercise price of $13.11 per share), and 2,435,718 shares remain available for future grant; and

•
4,086 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $3.30 per share.

Unless otherwise indicated, all information contained in this prospectus supplement assumes:

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No exercise of the underwriter's over-allotment option to purchase 450,000 additional shares of our common stock; and

•
No exercise of outstanding options or warrants to purchase shares of common stock.

Use of proceeds

We intend to use the proceeds from the sale of these securities for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated. Working capital and other general corporate purposes may include research and development expenditures and capital expenditures.

See "Use of Proceeds" on Page S-22.

Nasdaq Global Market Symbol

Our common stock is quoted on The NASDAQ Global Market under the symbol "MBLX."

Risk Factors

See "Risk Factors" on page S-6 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before investing in our stock.

Risk Factors

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our common stock. In addition, you should carefully consider, among other things, the matters discussed in other documents that we subsequently file with the Securities and Exchange Commission, which are incorporated by reference in this prospectus supplement and in the accompanying prospectus. The risks and uncertainties described below and incorporated by reference in this prospectus supplement and in the accompanying prospectus are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward-Looking Statements."

Risks Relating to Our Business

We may not be able to successfully manufacture Mirel at commercial scale in a timely or economical manner.

We are currently producing Mirel using our fermentation platform in relatively small quantities, at pre-commercial scale, for use in marketing activities, including conversion into end-products for test marketing by our customers. The current and anticipated methods for manufacturing biobased plastics, both by fermentation and in crops, and the anticipated methods for producing chemicals and energy, are highly complex processes in which a variety of difficulties may arise. We may not be able to resolve any such difficulties in a timely or cost effective fashion, if at all. We cannot be sure of the cost of producing Mirel at commercial scale by fermentation. We cannot assure you that we will be able to successfully manufacture Mirel at a commercial scale in a timely or economical manner or that the quality of the commercial product will be acceptable on a consistent basis.

Since construction of the commercial manufacturing facility for the production of Mirel (referred to as the Commercial Manufacturing Facility) is not yet complete, manufacturing costs at such a facility are unknown and may ultimately be higher than we expect. While we believe that manufacturing costs will be reduced over time as we gain manufacturing know-how and improve our technology, we cannot be sure that we can manufacture Mirel in an economical manner. If we, in connection with our alliance with ADM, fail to commence production in a timely manner or to develop manufacturing capacity and experience, fail to continue to contract for manufacturing on acceptable terms, or fail to manufacture Mirel economically on a commercial scale or in commercial volumes, the commercialization of Mirel and our business, financial condition and results of operations will be materially adversely affected.

We may not be successful in the development of commercial formulations of Mirel.

Mirel can be produced in a large number of different formulations. Each formulation results in a material that has different performance attributes, such as flexibility, hardness or clarity. As such, different formulations will have utility in different commercial applications. Formulation development is a time-consuming and expensive activity. The development of new formulations requires significant and lengthy product development efforts, including planning, designing, developing and testing at the technological, product and manufacturing-process levels. These activities require us to make significant investments. Although there are many potential applications for Mirel, our resource constraints require us to focus on specific formulations and to forgo other opportunities. We expect that one or more of the potential formulations we choose to develop will not be technologically feasible or will not achieve commercial acceptance, and we cannot predict which, if any, of our formulations we will successfully develop or commercialize.

We may not be successful in the development of plant crops for production of plastics.

In addition to our development and scale-up work to produce Mirel through fermentation, we are also at an early stage of developing the technology and processes to produce biobased plastics in plant crops, including switchgrass, sugar cane and oilseed. We are currently focused on the genetic and process engineering required in connection with such programs. Because we will be funding much, or perhaps all, of the development of such programs, there is a risk that we may not be able to continue to fund such programs to completion or to provide the support necessary to distribute, market and sell resulting products, if any, on a worldwide basis. These development programs will consume substantial resources.

To date our efforts to produce biobased plastics in crops have focused primarily on the genetic engineering required to cause the crops to aggregate plastic in the plant mass during the life cycle of the plant. We have not yet achieved a high enough concentration of plastic in commercial crops to make the current technology and process economically feasible at a commercial scale. If we are able to complete the genetic engineering work that leads to such aggregation at acceptable levels, we will also need to perform additional process engineering so that plastic can be recovered from the harvested crops, processed and formulated as required to constitute a marketable product. Such engineering work may not be successful and we may not have the financial resources to fund such work.

In connection with these efforts, we are acquiring know-how and developing technology internally that will be useful in efforts to engineer the crops so that upon completion of the harvest and recovery of biobased plastic, the residual material, or biomass, can be readily converted into energy through, for example, burning the biomass with coal or other conventional fuels or by converting the biomass into a liquid fuel such as ethanol. These development efforts are at a very early stage. The technological challenges associated with these programs are extraordinary and we may not be able to overcome these challenges. We will be required to invest a significant amount over a long period of time to complete such development work, if it can be completed at all.

We cannot predict the costs of producing biobased plastics in plant crops, given the stage of development of this program. The anticipated methods for manufacturing biobased plastics in crops, and for producing chemicals and energy, are highly complex processes in which a variety of difficulties may arise and there are extensive regulatory requirements to be met. Given these uncertainties, we may not be able to successfully produce biobased plastics in plant crops in an economical manner.

If ADM does not successfully build and start up the Commercial Manufacturing Facility on time and on budget, our financial results will be negatively affected.

The cost of planning, designing, constructing and operating the Commercial Manufacturing Facility being developed to serve the alliance with ADM, and the cost of ancillary facilities and services related to the production of Mirel by Telles, is very significant. ADM has advanced and will continue advancing a disproportionate share of the financial capital needed for such activities and, therefore, under our agreement all profits, after payment of all royalties, reimbursements and fees, from Telles will first be distributed to ADM until ADM's cost of constructing the Commercial Manufacturing Facility and any negative net cash flow of Telles funded by ADM have been returned. Previously, we expected that commercial quantities of Mirel from the Commercial Manufacturing Facility would be available for customers by December 2008. We now expect that initial fermentations will be conducted in December 2009, with recovery operations to immediately follow. If there are further difficulties, delays or other unforeseen issues with the construction and start-up of the Commercial Manufacturing Facility, the cost of such activities will almost certainly increase, we may incur additional unreimbursed pilot manufacturing, product development, sales and marketing costs until the Commercial Phase of the alliance begins, and the revenue from sales, if any, of Mirel and the distribution of profits, if any, to us will be further delayed.

We may not be able to develop manufacturing capacity sufficient to meet demand in an economical manner or at all.

The initial phase of the Commercial Manufacturing Facility is being completed in modular increments. We cannot assure you that we will have the necessary funds to finance the construction of the remaining modules or any improvements to the Commercial Manufacturing Facility or that ADM will pay its share of the costs incurred by Telles, or that we will be able to develop this manufacturing infrastructure in a timely or economical manner, or at all. ADM could experience financial or other setbacks unrelated to our collaboration that could, nevertheless, adversely affect us. If the Commercial Manufacturing Facility is not constructed to its full design capacity of 110 million pounds, or does not achieve that capacity in actual operations, or if construction to full capacity is not completed in a timely manner, Mirel may not reach its full market potential, because Telles may not be able to meet market demand for Mirel, and because Mirel manufacturing costs may not be economical. Also, the expansion of a commercial-scale manufacturing facility is complex and expensive. If demand for Mirel increases beyond the scope of the Commercial Manufacturing Facility being built to serve Telles, we may incur significant expenses in the expansion and/or construction of manufacturing facilities and increases in personnel in order to increase manufacturing capacity.

We may not achieve market acceptance of our products.

Telles currently has only limited customer commitments for commercial quantities of Mirel. Market acceptance of Mirel and our future products will depend on numerous factors, many of which are outside of our control, including among others:

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public acceptance of such products;

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ability to produce products of consistent quality that offer functionality comparable or superior to existing or new polymer products;

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our ability to produce products fit for their intended purpose;

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our ability to obtain necessary regulatory approvals for our products;

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the willingness and speed at which potential customers qualify Mirel for use in their products;

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pricing of our products compared to competitive products, including petroleum-based plastics;

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the strategic reaction of companies that market competitive products;

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our reliance on third parties who support or control distribution channels; and

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general market conditions.

Prospective customers are currently evaluating and performing tests on Mirel prior to making any large-scale purchase decisions. We may not be able to successfully demonstrate that our plastics have properties comparable or superior to those of environmentally sustainable competitors or similar to conventional petroleum-based plastics. There can be no assurance that products based on our technologies will be perceived as being comparable or superior to existing products or new products being developed by competing companies or that such products will otherwise be accepted by consumers. The market for our biobased plastics may not be willing to support premium prices to purchase environmentally sustainable plastics. If there is not broad market acceptance of our products, we may not generate significant revenues. Generally, new product applications require a long lead time and sufficient quantities of polymer for development and qualification before customers enter into sales commitments. Delays in the availability of material for product development, compounding scale-up and marketing activities could delay or slow the ramp-up of commercial sales from the Commercial Manufacturing Facility. If the start of the Commercial Phase of the alliance is delayed as a result of such delays or for other reasons, we may incur additional unreimbursed product development and sales and marketing costs until the Commercial Phase of the alliance begins. In addition, if such delays occur, or if we are unable to obtain the anticipated premium pricing for Mirel, there could be a material adverse effect on the timing of the distribution of Telles profits, if any, to us.

We have limited marketing and sales experience and capabilities, which may make the commercialization of our products difficult.

We currently have limited marketing and sales experience and capabilities and virtually no distribution experience or capabilities. We will, in some instances, rely significantly on sales, marketing and distribution arrangements with our collaborative partners and other third parties. Our future revenues will be materially dependent upon the success of the efforts of these third parties and our ability to augment our own resources by identifying and hiring new employees. If we are unable to develop or obtain access to sales and marketing expertise, sales of our products, if any, may be adversely affected.

We rely heavily on ADM and may rely heavily on future collaborative partners.

We entered into a strategic alliance with ADM to commercialize our first technology platform, and we may enter into strategic partnerships with other corporations:

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to provide capital, equipment and facilities,

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to provide expertise in performing certain manufacturing and logistical activities,

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to provide funding for research and development programs, product development programs and commercialization activities,

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to provide access to raw materials, and

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to support or provide sales and marketing services.

The arrangement with ADM is, and arrangements with future collaborative partners may be, critical to our success in manufacturing our products and selling such products profitably. ADM and, we anticipate, our other future collaborative partners, will be permitted by contract to terminate their agreements with us for no reason and on limited notice. We and ADM have the ability to terminate the Commercial Alliance Agreement with 30 days notice if, based upon a change in circumstances beyond the reasonable control of the terminating party, the projected financial return from the commercial alliance is deemed by the terminating party to be either too uncertain or inadequate. We and ADM also have the ability to terminate the Commercial Alliance Agreement with 90 days notice in the case of a breach by the other party. We cannot guarantee that any of these relationships will be entered into, or if entered into, will continue. Failure to make or maintain these arrangements or a delay or failure in a collaborative partner's performance under any such arrangements would have a materially adverse affect on our business and financial condition.

We cannot control our collaborative partners' performance or the resources they devote to our programs. We may not always agree with our partners nor will we have control of our partners' activities on behalf of any alliance. As a result of these disagreements, the performance of our programs may be adversely affected, programs may be delayed or terminated, or we may have to use funds, personnel, equipment, facilities and other resources that we have not budgeted to undertake certain activities on our own. Performance issues, program delay or termination or unbudgeted use of our resources may have a material adverse effect on our business and financial condition.

Disputes may arise between us and a collaborative partner, including possible disputes regarding the ownership of technology and other intellectual property developed during a collaboration or other issues arising out of the collaborative agreements. Such a dispute could delay the program on which we are working or could prevent us from obtaining the right to commercially exploit such developments. It could also result in expensive arbitration or litigation, which may not be resolved in our favor. Our collaborative partners could merge with or be acquired by another company or experience financial or other setbacks unrelated to our collaboration that could, nevertheless, adversely affect us.

Our success will be influenced by the price of petroleum, the primary ingredient in conventional petroleum-based plastics, relative to corn sugar, the primary ingredient in Mirel.

Our success will be influenced by the cost of Mirel relative to petroleum-based plastics. The cost of petroleum-based plastic is in part based on the price of petroleum. Mirel is primarily manufactured using corn sugar, an agricultural feedstock. ADM currently supplies all required agricultural feedstock as part of our strategic alliance. If the price of corn or corn sugar were to dramatically increase or if the price of petroleum decreases, Mirel may be less competitive relative to petroleum-based plastics. While we expect to be able to command a premium price for our environmentally sustainable products, a material decrease in the cost of conventional petroleum-based plastics may require a reduction in the prices of our products for them to remain attractive in the marketplace or reduce the size of our addressable market.

Our future profitability is uncertain, and we have a limited operating history on which you can base your evaluation of our business.

We have had net operating losses since being founded in 1992. At September 30, 2009, our accumulated deficit was approximately $158 million. Since 1992, we have been engaged solely in research and development and other pre-commercial and early-stage commercial activities. As a part of our strategic alliance, ADM Polymer is constructing the commercial scale Commercial Manufacturing Facility for Mirel.We expect that initial fermentations will be conducted in December 2009, with recovery operations to immediately follow, and we expect that it will require an additional period of time to ramp up production. Until such time, Telles will not have significant revenues from sales of Mirel. No Telles profits will be distributed to us until ADM's cost of constructing the Commercial Manufacturing Facility and any negative net cash flow of Telles funded by ADM have been returned to ADM. Because we have a limited history of commercial operations and we operate in a rapidly evolving industry, we cannot be certain that we will generate sufficient revenue to operate our business and become profitable.

Our product revenue will be dependent on the successful completion of the scale-up and commercialization of Mirel through our strategic alliance with ADM, and other future products through other partnerships or joint ventures, if any, with third parties and separately for our own account. In addition, if we are unable to develop, commercialize and further advance technologies relating to the production of biobased plastics in crops and other products, or if sales of Mirel or such other products are not significant, we could have significant losses in the future due to ongoing expenses to perform research and product development and our inability to obtain additional research and development funding in connection with such products.

In addition, the amount we spend will impact our ability to become profitable and this will depend, in part, on:

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the progress of our research and development programs for the production of biobased plastics in crops and for other products;

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the cost of building, operating and maintaining manufacturing and research facilities;

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the number of products that we attempt to develop;

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the time and expense required to prosecute, enforce and/or challenge patent and other intellectual property rights;

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how competing technological and market developments affect our proposed products; and

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the cost of obtaining licenses required to use technology owned by others for proprietary products and otherwise.

We may not achieve any or all of these goals and, thus, we cannot provide assurances that we will ever be profitable or achieve significant revenues. If we fail to achieve profitability or significant revenues, the market price of our common stock will likely decrease.

We may need to secure additional funding and may be unable to raise additional capital on favorable terms or at all.

We have consumed substantial amounts of capital since our inception in 1992 for our research and development activities. Although we believe our unrestricted cash, cash equivalents and short-term investments of approximately $70 million as of September 30, 2009, will be sufficient to fund our anticipated cash requirements for at least the next 24 months, we may require significant additional financing in the future to fund our operations. We cannot assure you that additional financing will be available on terms acceptable to us, or at all. Until we can generate significant continuing revenues, we expect to satisfy our future cash needs through the use of existing cash resources and through strategic collaborations, governmental research grants, and/or by licensing all or a portion of our programs or technology. We may also seek additional funds through private or public sales of our securities, or debt financings. If funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs or our commercialization efforts. Further, additional funding may significantly dilute existing stockholders.

If we lose key personnel or are unable to attract and retain necessary talent, we may be unable to develop or commercialize our products under development.

We are highly dependent on our key technical and scientific personnel, including Dr. Oliver Peoples, our Chief Scientific Officer. Dr. Peoples possesses unique information related to our research and technology. Dr. Peoples is one of our founders and has led and directed many of our scientific research and development programs. Dr. Peoples has such particular knowledge in the research, development and intellectual property aspects in connection with our technology platforms, that in the case of the loss of his services we may be unable to readily find a suitable replacement with comparable knowledge and experience necessary to further our research and development programs. The loss of key personnel with know-how related to our manufacturing technology may also adversely impact the achievement of our objectives. Our success depends largely upon the continued service of our management and scientific staff and our ability to attract, retain and motivate highly skilled technical, scientific, management, and marketing and sales personnel. Because of the unique talents and experience of many of our scientific, engineering and technical staff, competition for our personnel is intense. The loss of key personnel or our inability to hire and retain personnel who have required expertise and skills could have a materially adverse affect on our research and development efforts and our business.

We may not be able to obtain rights to intellectual property developed by others using our information and technology, which could limit our ability to compete.

We enter into confidentiality and intellectual property assignment agreements with our employees, consultants, outside scientific collaborators, and other advisors. These agreements generally provide that inventions conceived by that party in the course of rendering services to us will be our exclusive property or that we will have the option to license such rights. We also enter into material transfer agreements with potential customers and vendors, prohibiting the other party from disclosing or filing a patent that discloses certain results of their evaluation of our developmental materials. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Enforcing a claim that a party illegally obtained intellectual property rights is difficult, expensive and time consuming and the outcome is unpredictable. The failure to obtain such rights for Metabolix or to prevent others from obtaining such rights could adversely affect our competitive position.

Intellectual property protection for our products is important and uncertain.

Our commercial success will depend in part on our obtaining and maintaining patent, trade secret and trademark protection of our technologies in the United States and other jurisdictions, as well as successfully enforcing this intellectual property and defending this intellectual property against third-party challenges. We will only be able to protect our technologies from unauthorized use by third parties by keeping them as trade secrets or to the extent that valid and enforceable intellectual property protections, such as patents, cover them. In particular, we place considerable emphasis on obtaining patent protection for significant new technologies, products and processes in the United States and in foreign jurisdictions where we plan to use such technologies. Legal means may afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. Foreign jurisdictions may not afford the same protections as U.S. law, and we cannot ensure that foreign patent applications will have the same scope of the U.S. patents.

Our patent position involves complex legal and factual questions. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. For example:

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we or our licensors might not have been the first to make the inventions covered by each of our pending patent applications and issued patents;

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we or our licensors might not have been the first to file patent applications for these inventions;

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others may independently develop similar or alternative technologies not encompassed by our patents;

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our issued patents and issued patents of our licensors may not provide us with any competitive advantages, or may be challenged and invalidated by third parties; and

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we may not develop additional proprietary technologies that are patentable.

Patents may not be issued for any pending or future pending patent applications owned by or licensed to us, and claims allowed under any issued patent or future issued patent owned or licensed by us may not be valid or sufficiently broad to protect our technologies. Moreover, we may be unable to protect certain of our intellectual property in the United States or in foreign countries. Any issued patents owned by or licensed to us now or in the future may be challenged, invalidated, or circumvented, and the rights under such patents may not provide us with competitive advantages. In addition, competitors may design around our technology or develop competing technologies. We could incur substantial costs to bring suits in which we may assert our patent rights against others or defend ourselves in suits brought against us. An unfavorable outcome of any such litigation could have a material adverse effect on our business and results of operations.

We also rely on trade secrets to protect our technology and proprietary information, especially where we believe patent protection is not appropriate or obtainable. However, trade secrets are difficult to protect. We vigorously pursue confidentiality agreements and contractual provisions with our collaborators, potential customers, employees, and consultants to protect our trade secrets and proprietary know-how. These agreements may be breached and we may not have adequate remedies for such breach. While we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors or scientific and other advisors, our potential customers, or our strategic partners may unintentionally or willfully disclose our proprietary information to competitors. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, our enforcement efforts would be expensive and time consuming, and the outcome would be unpredictable. In addition, courts outside the United States are sometimes unwilling to protect trade secrets. Moreover, if our competitors independently develop equivalent knowledge, methods and know-how, it will be more difficult for us to enforce our rights and our business could be harmed.

If we are not able to defend the patent or trade secret protection position of our technologies, then we will not be able to exclude competitors from developing or marketing competing technologies, and we may not generate enough revenues from product sales to justify the cost of development of our technologies and to achieve or maintain profitability.

We also rely on trademarks to establish a market identity for our products. We and Telles currently have five registered trademarks in the United States and six pending trademark applications filed with the U.S. Patent and Trademark Office in addition to registrations and pending application in foreign jurisdictions. We expect to file additional applications as new trademarks are selected for our products, but because of the costs of filing and prosecuting such applications, there will be many countries in which we will choose not to file applications. To maintain the value of our trademarks, we might have to file lawsuits against third parties to prevent them from using trademarks confusingly similar to or dilutive of our registered or unregistered trademarks. Also, we might not obtain registrations for our pending or future trademark applications, and might have to defend our registered trademark and pending trademark applications from challenge by third parties. Enforcing or defending our registered and unregistered trademarks might result in significant litigation costs and damages, including the inability to continue using certain trademarks. In the event that we are unable to continue using certain trademarks, we may be forced to rebrand our products, which could result in the loss of brand recognition, and could require us to devote resources to advertise and market brands.

A substantial portion of the technology used in our business is owned by or subject to retained rights of third parties.

We have, and expect to have in the future, research and development agreements with academic institutions that retain rights to the developed intellectual property. The academic institutions generally retain ownership rights over the technology for use in non-commercial academic and research fields, including in some cases the right to license the technology to third parties for use in those fields. It is difficult to monitor and enforce such noncommercial academic and research uses, and we cannot predict whether the third party licensees would comply with the use restrictions of these licenses. We could incur substantial expenses to enforce our rights against such licensees. In addition, even though the rights that academic institutions obtain are generally limited to the noncommercial academic and research fields, they may obtain rights to commercially exploit developed intellectual property in limited instances. Furthermore, under research and development agreements with academic institutions, our rights to intellectual property developed thereunder are not always certain, but instead may be in the form of an option to obtain license rights to such intellectual property. If we fail to exercise our option rights timely and/or we are unable to negotiate a license agreement, the academic institution may offer a license to the developed intellectual property to third parties for commercial purposes. Any such commercial exploitation could adversely affect our competitive position and have a material adverse effect on our business.

The academic institutions also generally have the right to terminate our license in the event that we fail to make required payments or otherwise breach the applicable agreements. The expiration of patents licensed from third parties or the termination of those licenses could have a material adverse effect on our business.

Some of our patents may cover inventions that were conceived or first reduced to practice under, or in connection with, U.S. government contracts or other federal funding agreements. With respect to inventions conceived or first reduced to practice under such federal funding agreements, the U.S. government may retain a nonexclusive, non-transferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the invention throughout the world. In addition, if we fail to comply with our reporting obligations or to adequately exploit the developed intellectual property under these federal funding agreements, the U.S. government may obtain additional rights to the developed intellectual property, including the right to take title to any patents filed by us or to permit others to commercially exploit the intellectual property itself. Furthermore, our ability to exclusively license or assign the intellectual property developed under these federal funding agreements to third parties may be limited or subject to the U.S. government's approval or oversight. These limitations could have a significant impact on the commercial value of the developed intellectual property.

Third parties may claim that we infringe their intellectual property, and we could suffer significant litigation or licensing expense as a result.

Various U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in areas relevant to biobased plastics, chemicals and energy, their compositions, formulations and uses, and processes for their production. Such third parties may claim that we infringe their patents. For example, we are aware of competitors with patents relating to biobased plastics. Such competitors may allege that we infringe these patents. There could also be existing patents of which we are not aware that our technologies may inadvertently infringe. In addition, because patent applications are maintained in secrecy for a period of time after they are filed, there may be currently pending applications, unknown to us, which may later result in issued patents that our technologies may infringe. If third parties assert claims against us alleging that we infringe their patents or other intellectual property rights, we could incur substantial costs and diversion of management resources in defending these claims, and the defense of these claims could have a materially adverse effect on our business. In addition, if third parties assert claims against us and we are unsuccessful in defending against these claims, these third parties may be awarded substantial damages, as well as injunctive or other equitable relief against us, which could effectively block our ability to make, use, sell, distribute, or market our products and services in the United States or abroad. We cannot currently predict whether a third party will assert a claim against us, or pursue infringement litigation against us; nor can we predict the ultimate outcome of any such potential claims or litigation.

In the event that a claim relating to intellectual property is asserted against us, or third parties not affiliated with us hold pending or issued patents that relate to our products or technology, we may seek licenses to such intellectual property or challenge those patents. However, we may be unable to obtain these licenses on acceptable terms, if at all, and our challenge of the patents may be unsuccessful. Our failure to obtain the necessary licenses or other rights could prevent the sale, manufacture, or distribution of some of our products and, therefore, could have a material adverse effect on our business.

If we are unable to manage our growth effectively, our business could be adversely affected.

While historically we have focused the majority of our efforts on research and development of processes to produce Mirel, we plan to grow by allocating additional resources to developing marketing and sales expertise, entering into additional collaborations with strategic partners, adding personnel with specific technological experience, and developing and commercializing additional products, such as biobased plastics in plant crops and biological production of other chemicals and chemical intermediates from renewable resources. Our ability to grow in this manner will require that we manage a diverse range of relationships and projects, expand our personnel resources and facilities, and broaden our geographic presence. Our inability to do any of these could prevent us from successfully implementing our growth strategy, and our business could be adversely affected.

We believe that sustained growth at a higher rate will place a strain on our management, as well as on our other human resources. To manage this growth, we must continue to attract and retain qualified management, professional, scientific, technical and operating personnel. If we are unable to grow at the required rate, we may be unable to staff and manage projects adequately. This may slow the development process, and result in the commercialization of fewer products or compromise the quality of our work.

We may not be successful in identifying market needs for new technologies and developing new products to meet those needs.

The success of our business model depends on our ability to correctly identify market opportunities for biologically produced plastics, chemicals and energy. We intend to identify new market needs, but we may not always have success in doing so, in part because customers may perceive risks in adopting new materials, like Mirel, for use with existing products and because the markets for new materials and other products are not well-developed.

The materials and manufacturing technologies we research and develop are new and are steadily changing and advancing. The products that are derived from these technologies may not be applicable or compatible with the demands in existing markets. Our existing products and technologies may become uncompetitive or obsolete if our competitors adapt more quickly than we do to new technologies and changes in customers' requirements. Furthermore, we may not be able to identify new opportunities as they arise for our products since future applications of any given product may not be readily determinable, and we cannot reasonably estimate the size of any markets that may develop. If we are not able to successfully develop new products, we may be unable to increase our product revenues.

Our products are made using genetically-engineered systems and may be, or may be perceived as being, harmful to human health or the environment.

Mirel is a new material produced from genetically-engineered microbes and genetically engineered corn used as a feedstock. In the future our products may be produced in genetically-engineered crops. Some countries have adopted regulations prohibiting or limiting the production of genetically- engineered crops and the sale of products made using genetically engineered organisms. Such regulations could harm our business and impair our ability to produce biobased plastics in that manner.

The subject of genetic engineering of crops and other species has received negative publicity and has aroused public debate. Government authorities could, for social or other purposes, prohibit or regulate the development and use of genetically-engineered organisms or products made from such organisms. Social concerns could adversely affect acceptance of our products.

The manufacture, use, sale and marketing of Mirel is subject to government regulations in the U.S and other countries, including requirements for government approval of food contact applications. The failure to comply with governmental regulations or to obtain government approval for our products could have a material adverse effect on our results of operations and financial condition. Governmental regulation or negative publicity could delay, reduce or eliminate market demand for our products which could have a material adverse effect on our results of operations and financial condition.

We face and will face substantial competition in several different markets that may adversely affect our results of operations.

The plastics, chemicals and energy that we have developed or plan to develop will compete with other technologically innovative products as well as conventional petroleum-based plastics, chemicals and energy. We face and will face substantial competition from a variety of companies in the biodegradable, renewable resource-based plastic segment, within which there are three distinct technologies: PHA, PLA and starch-based biodegradables. While some of our competitors' existing products that are produced from renewable feedstocks do not have the range of properties that Mirel offers, such products are, nonetheless, suitable for use in a range of products at a price which may be lower than our premium priced product offerings. Our competitors include, but are not limited to, Kaneka and Tianan in the PHA plastic segment, NatureWorks, Mitsui Chemical, Toyota, Novamont, and Stanelco in PLA and starch-based biodegradables, as well as all of the producers of petroleum-based plastics.

Many of our competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources than we do. These competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. In addition, current and potential competitors have established or may establish financial or strategic relationships among themselves or with existing or potential customers or other third parties. Accordingly, new competitors or alliances among competitors could emerge and rapidly acquire significant market share. We cannot assure you that we will be able to compete successfully against current or new competitors.

We are subject to significant foreign and domestic government regulations, including environmental and health and safety regulations, and compliance or failure to comply with these regulations could harm our business.

Our current and planned activities involve the use of a broad range of materials that are, or may be, considered hazardous under applicable laws and regulations. Accordingly, we and ADM are subject to a number of foreign, federal, state, and local laws and regulations relating to protection of the environment, the storage, use, disposal of, and exposure to, hazardous materials and wastes, and health and safety, including Food and Drug Administration regulations related to food contact materials. Compliance with these laws and regulations could be costly and could delay or even preclude commercialization of our products for certain applications. There can be no assurance that we will be able to meet the necessary regulatory requirements for commercialization of Mirel for any or all food contact applications in a timely manner or at an acceptable cost.

If we were to violate or become liable under environmental, health and safety laws, we could incur costs, fines and civil and criminal penalties, personal injury and third party property damage claims, or could be required to incur substantial investigation or remediation costs. Moreover, a failure to comply with environmental laws could result in fines and the revocation of environmental permits, which could prevent us, or our strategic partners, from conducting business. Liability under environmental laws can be joint and several and without regard to fault. There can be no assurance that violations of environmental health and safety laws will not occur in the future as a result of the inability to obtain permits, human error, equipment failure or other causes. Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations, which could harm our business. Accordingly, violations of present and future environmental laws could restrict our ability to expand facilities, pursue certain technologies, and could require us to acquire costly equipment, or to incur potentially significant costs to comply with environmental regulations.

Compliance with foreign, federal, state and local environmental laws and regulations represents a small part of our present budget. If we fail to comply with any such laws or regulations, however, a government entity may levy a fine on us or require us to take costly measures to ensure compliance. Any such fine or expenditure may adversely affect our business activities, financial condition, or results of operations. We cannot predict the extent to which future legislation and regulation could cause us to incur additional operating expenses, capital expenditures, or restrictions and delays in the development of our products and properties.

We may not have adequate insurance and may have substantial exposure to payment of product liability claims.

The testing, manufacture, marketing, and sale of our products and products sold by our licensees may involve product liability risks. Although we currently have product liability insurance covering claims up to $4 million per occurrence and in the aggregate, we may not be able to maintain this product liability insurance at an acceptable cost, if at all. In addition, this insurance may not provide adequate coverage against potential losses. If claims or losses exceed our liability insurance coverage, we may go out of business.

Potential future acquisitions could be difficult to integrate, divert the attention of key personnel, disrupt our business, dilute stockholder value and impair our financial results.

As part of our business strategy, we may consider acquisitions of companies, technologies and assets that we believe are a strategic fit with our business. Acquisitions involve numerous risks, any of which could harm our business, including:

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difficulties in integrating the operations, technologies, existing contracts, accounting and personnel of the target company and realizing the anticipated benefits of the combined businesses;

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diversion of financial and management resources from existing operations;

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the price we pay or other resources that we devote may exceed the value we realize, or the value we could have realized if we had allocated the purchase price or other resources to another opportunity;

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potential loss of key employees, collaborators and strategic alliances from either our current business or the acquired company's business;

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assumption of unanticipated problems or latent liabilities; and

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inability to generate sufficient revenue to offset acquisition costs.

Acquisitions also frequently result in the recording of goodwill and other intangible assets which are subject to potential impairments in the future that could harm our financial results. In addition, if we finance acquisitions by issuing convertible debt or equity securities, our existing stockholders may be diluted, which could lower the market price of our common stock. As a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of what we anticipate. The failure to successfully evaluate and execute acquisitions or investments or otherwise adequately address these risks could materially harm our business and financial results.

Each segment of our operations is currently conducted at a single location, which makes us susceptible to disasters or other disruptions.

Our pre-commercial manufacturing recovery operations are currently conducted at a single location in Fort Mill, South Carolina. As part of our joint venture with ADM, ADM is constructing the Commercial Manufacturing Facility at a single location in Clinton, Iowa, where ADM will initially conduct all commercial manufacturing of Mirel. Our research and development operations are located at a single facility in Cambridge, Massachusetts. We take precautions to safeguard our facilities, including insurance, health and safety protocols, and off-site storage of critical research results and of computer data. However, a natural disaster, such as a fire, flood or earthquake, or a disruption due to mechanical failure, human error, business failure of a contractor, labor strikes or vandalism, could damage or destroy our equipment, inventory, our microbial strains, plants or other biological materials, or result in the loss of data from our information technology systems. This could delay our research and development programs and could cause us to incur additional expenses. The insurance we maintain against fires, floods, earthquakes and other natural disasters or business interruptions may not be adequate to cover our losses in any particular case.

Risks Relating to Owning Our Common Stock

An active trading market for our common stock may not be available on a consistent basis to provide stockholders with adequate liquidity. Our stock price may be extremely volatile, and our stockholders could lose a significant part of their investment.

Prior to November 10, 2006, there was no public market for our common stock. An active trading market for shares of our common stock may not be sustained on a consistent basis. The public trading price for our common stock will be affected by a number of factors, including:

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reported progress of our business and technology development, including start-up of the Commercial Manufacturing Facility, relative to investor expectations;

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changes in earnings estimates, investors' perceptions, recommendations by securities analysts or our failure to achieve analysts' earning estimates;

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quarterly variations in our or our competitors' results of operations;

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general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors;

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future sales of our common stock;

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future issuance and/or sale of preferred stock;

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announcements by us, or our competitors, of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

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commencement of, or involvement in, litigation;

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any major change in our board of directors or management;

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changes in governmental regulations or in the status of our regulatory approvals;

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announcements related to patents issued to us or our competitors and to litigation involving our intellectual property;

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a lack of, limited, or negative industry or security analyst coverage;

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developments in our industry and general economic conditions; and

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the other factors described elsewhere in these "Risk Factors."

As a result of these factors, our stockholders may not be able to resell their shares at, or above, their purchase price. In addition, the stock prices of many technology companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. The valuations of many biotechnology companies without consistent product revenues and earnings are extraordinarily high based on conventional valuation standards, such as price to earnings and price to sales ratios. These trading prices and valuations may not be sustained. Any negative change in the public's perception of the prospects of biotechnology companies could depress our stock price regardless of our results of operations. These factors may have a materially adverse affect on the market price of our common stock.

Our financial results may vary significantly from period to period which may reduce our stock price.

Our financial results may fluctuate as a result of a number of factors, many of which are outside of our control, which may cause the market price of our common stock to fall. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our financial results may be negatively affected by any of the risk factors listed in this "Risk Factors" section and, in particular, the following risks:

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failure to estimate or control contract costs;

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adverse judgments or settlements in legal disputes;

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expenses related to acquisitions, mergers or joint ventures;

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other one-time financial charges;

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fluctuations due to revenue recognition under strategic alliance agreements;

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fluctuations due to the effects of inflation;

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failure to produce commercialized products or to find customers for these products; and

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that some of our programs are supported by government funding, which is unpredictable.

Provisions in our certificate of incorporation and by-laws and Delaware law and our shareholder rights plan might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Provisions of our certificate of incorporation and by-laws and Delaware law may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which our stockholders might otherwise receive a premium for their shares of our common stock. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:

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limitations on the removal of directors;

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a classified board of directors so that not all members of our board are elected at one time;

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advance notice requirements for stockholder proposals and nominations;

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the inability of stockholders to act by written consent or to call special meetings;

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the ability of our board of directors to make, alter or repeal our by-laws;

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a supermajority stockholder vote requirement for amending certain provisions of our amended and restated certificate of incorporation and bylaws; and

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the ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval.

The affirmative vote of the holders of at least 75% of our shares of capital stock entitled to vote is necessary to amend or repeal the above provisions of our certificate of incorporation. In addition, absent approval of our board of directors, our by-laws may only be amended or repealed by the affirmative vote of the holders of at least 75% of our shares of capital stock entitled to vote.

We have adopted a shareholder rights plan, the purpose of which is, among other things, to enhance our Board's ability to protect shareholder interests and to ensure that shareholders receive fair treatment in the event any coercive takeover attempt of the company is made in the future. The shareholder rights plan could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, our company or a large block of our company's Common Stock.

In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that our stockholders could receive a premium for their common stock in an acquisition.

We do not currently intend to pay dividends on our common stock and, consequently, our stockholders' ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, our stockholders are not likely to receive any dividends on their common stock for the foreseeable future.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering, and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of 3,000,000 shares of common stock in this offering, and based on a public offering price of $9.00 per share in this offering and a pro forma net tangible book value of our common stock of $34.3 million, or approximately $1.49 per share, as of September 30, 2009, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $6.71 per share in the net tangible book value of the common stock. If the underwriter exercises its over-allotment option, you will experience additional dilution. See "Dilution" on page S-24 for a more detailed discussion of the dilution you will incur in connection with this offering.

Forward-Looking Statements

This prospectus supplement (including any document incorporated by reference herein or therein) contains statements with respect to us which constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "could," "seek," "intends," "plans," "estimates," "anticipates" or other comparable terms. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed under the caption "Risk Factors" in this prospectus supplement and in the documents incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

 Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $25.3 million (or $29.1 million if the underwriter's over-allotment option is exercised in full) after deducting the underwriting discounts and commissions and estimated offering expenses.

We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures and any other purpose that we may specify in any prospectus supplement. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Capitalization

The following table sets forth our consolidated cash, cash equivalents and short-term investments, current position of long-term obligations and capitalization as of September 30, 2009:

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on an actual basis; and

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on an adjusted basis after giving effect to our sale of 3,000,000 shares of common stock offered hereby at a public offering price of $9.00 per share and after deducting the underwriting discounts and commissions of $0.47 per share and estimated offering expenses.

You should read this table along with our historical consolidated financial statements and related notes and the other financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2009
	Actual	As adjusted
	(In thousands, except share data)
Cash, cash equivalents, and short-term investments	$70,065	$95,327

Stockholders' equity:
Preferred stock ($0.01 par value per share); 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock ($0.01 par value per share); 100,000,000 shares authorized; 23,036,809 issued and outstanding, actual and 26,036,809 shares issued and outstanding, adjusted	230	260
Additional paid-in capital	192,351	217,583
Accumulated deficit	(158,315)	(158,315)
Accumulated other comprehensive income	78	78

Total stockholders' deficit	34,344	59,606

Total capitalization	$34,344	$59,606

 Dilution

As of September 30, 2009, our unaudited net tangible book value was $34,344, or approximately $1.49 per share. Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of common stock outstanding.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after completion of this offering. After giving effect to the sale of 3,000,000 shares of our common stock in this offering and deducting the underwriting discounts and commissions and our estimated offering expenses, our net tangible book value as of September 30, 2009 would have been $2.29 per share. This amount represents an immediate increase in net tangible book value of $0.80 per share to existing stockholders and an immediate dilution in net tangible book value of $6.71 per share to purchasers of common stock in this offering, as illustrated in the following table:

Public offering price per share of common stock		$9.00
Net tangible book value per share as of September 30, 2009	$1.49
Increase in net tangible book value per share after giving effect to this offering	$0.80

Pro forma net tangible book value per share as of September 30, 2009 after giving effect to the offering		$2.29

Dilution in net tangible book value per share to new investors		$6.71

This table assumes no exercise of the underwriter's over-allotment option to purchase up to 450,000 additional shares of common stock from us. If the underwriter exercises this option in full, the as adjusted net tangible book value as of September 30, 2009 will increase to approximately $2.40 per share, representing an increase to existing stockholders of approximately $0.91 per share, and there will be an immediate dilution of approximately $6.60 per share to new investors.

This table also assumes no exercise of (i) options to purchase 3,164,390 shares of common stock at a weighted average exercise price of $11.01 per share outstanding as of September 30, 2009 or (ii) warrants to purchase 4,086 shares of our common stock at a weighted average exercise price of $3.30 per share. To the extent that options or warrants are exercised, there will be further dilution to new investors.

 Description of Capital Stock

The following description of our common stock and preferred stock, together with the additional information included in the accompanying prospectus, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended to date and which includes our Certificate of Designations, Preferences, and Rights of a Series of Preferred Stock classifying and designating the Series A Junior Participating Cumulative Preferred Stock, which we collectively refer to as our Certificate of Incorporation, and our Amended and Restated By-laws, which we refer to as our By-laws, each of which is incorporated by reference into the registration statement of which the accompanying prospectus is a part and, with respect to any new shares of preferred stock, the certificate of designation which will be filed with the SEC for each new series of preferred stock we may designate, if any.

General

We have 105,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 100,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share, of which 45,000 shares have been designated as Series A Junior Participating Cumulative Preferred Stock. The authorized shares of common stock and undesignated preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

As of September 30, 2009, there were 23,036,809 shares of our common stock outstanding held by 88 stockholders of record.

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described below in "Provisions of our Certificate of Incorporation and By-Laws and Delaware Anti-Takeover Law," a majority vote of common stockholders is generally required to take action under our certificate of incorporation and by-laws.

Preferred Stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series of which 45,000 shares have been designated as Series A Junior Participating Cumulative Preferred Stock. The board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company and might harm the market price of our common stock.

Our board of directors will make any determination to issue such shares based on its judgment as to our company's best interests and the best interests of our stockholders.

Provisions of our Certificate of Incorporation and By-Laws and Delaware Anti-Takeover Law

Our certificate of incorporation and by-laws includes a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies.    In accordance with our certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No Written Consent of Stockholders.    Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Meetings of Stockholders.    Our by-laws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements.    Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the by-laws.

Amendment to By-Laws and Certificate of Incorporation.    As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors and, if required by law or our certificate of incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability and the amendment of our by-laws and certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our by-laws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the by-laws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if the board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Blank Check Preferred Stock.    Our certificate of incorporation provides for 5,000,000 authorized shares of preferred stock of which 45,000 shares have been designated as Series A Junior Participating Cumulative Preferred Stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Shareholder Rights Plan; Series A Junior Participating Cumulative Preferred Stock

On July 7, 2009, our board of directors adopted a shareholder rights plan, as set forth in the Shareholder Rights Agreement, dated July 7, 2009, between us and American Stock Transfer & Trust Company, LLC, as Rights Agent (the "Rights Agreement"). The Rights Agreement contains a "TIDE" provision, which requires an independent committee of our board of directors to review once every three years whether maintaining the Rights Agreement continues to be in the best interest of the stockholders. The following description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is attached as an exhibit to our Current Report on Form 8-K as filed with the SEC on July 8, 2009 and is incorporated herein by reference.

Pursuant to the terms of the Rights Agreement, our board of directors declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of our common stock, par value $0.01 per share, (the "Common Stock") to stockholders of record as of the close of business on July 8, 2009 (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined). Each Right entitles the registered holder thereof to purchase from us a unit consisting of one ten-thousandth of a share (a "Unit") of our Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, (the "Preferred Stock") at a cash exercise price of $80.00 per Unit (the "Exercise Price"), subject to adjustment, under certain conditions specified in the Rights Agreement and summarized below.

Initially, the Rights are not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by us or certain inadvertent actions by a stockholder (the date of said announcement being referred to as the "Stock Acquisition Date"), or (ii) the close of business on the tenth business day (or such later day as our board of directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the "Distribution Date").

In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise, in lieu of a number of Units of Preferred Stock, that number of shares of our Common Stock (or, in certain circumstances, including if there are insufficient shares of Common Stock to permit the exercise in full of the Rights, Units of Preferred Stock, other securities, cash or property, or any combination of the foregoing) having a market value of two times the Exercise Price of the Right (such right being referred to as the "Subscription Right"). In the event that, at any time following the Stock Acquisition Date, (i) we consolidate with, or merges with and into, any other person, and we are not the continuing or surviving corporation, (ii) any person consolidates with us, or merges with and into us and we are the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of our assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the Exercise Price of the Right (such right being referred to as the "Merger Right"). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement) become null and void.

The Rights may be redeemed in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by our board of directors) by our board of directors only until the earlier of (i) the time at which any person becomes an Acquiring Person or (ii) the expiration date of the Rights Agreement. Immediately upon the action of our board of directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

The Rights Agreement may be amended by our board of directors in its sole discretion at any time prior to the time at which any person becomes an Acquiring Person. After such time our board of directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates). In addition, our board of directors may at any time prior to the time at which any person becomes an Acquiring Person, amend the Rights Agreement to lower the threshold at which a person becomes an Acquiring Person to not less than the greater of (i) the sum of 0.001% and the largest percentage of the outstanding Common Stock then owned by any person and (ii) 10%.

Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of ours, other consideration or for common stock of an acquiring company.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 8, 2019, unless previously redeemed or exchanged by us.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated November 11, 2009, we have agreed to sell to the underwriters named below the following respective numbers of shares of common stock:

Name	Number of Shares
Jefferies & Company, Inc.	1,800,000
Thomas Weisel Partners LLC	1,200,000

Total	3,000,000

The underwriters are offering the common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriting agreement provides that the underwriters are obligated to take and pay for all of the common stock if any such shares are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 450,000 additional shares at the public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

The following table summarizes the per share and total underwriting discounts and commissions and estimated expenses we will pay. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 450,000 additional shares.

	Per Share		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Underwriting Discounts and Commissions paid by us	$0.47	$0.47	$1,417,500	$1,630,125
Expenses payable by us	$0.11	$0.09	$321,000	$321,000

We estimate that our total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $321,000. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

Pursuant to the underwriting agreement we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We, our officers and our directors have agreed not to directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position"

within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of our common stock, options or warrants to acquire shares of our commons stock, or securities exchangeable or exercisable for or convertible into shares of our common stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by such person (or such spouse or family member), or publicly announce an intention to do any of the foregoing.

This restriction terminates after the close of trading of the shares on and including the 90 days after the date of this prospectus supplement, except in limited circumstances described below. However, subject to certain exceptions, in the event that either (i) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us or (ii) prior to the expiration of the 90-day restriction period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restriction period, then in each case the 90-day restriction period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event.

The underwriters collectively may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, without notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement providing consent to the sale of shares prior to the expiration of the lock-up period, except in limited circumstances with respect to certain existing 10b5-1 plans and for one officer for shares issued upon the exercise of options expiring in March 2010.

Our common stock is listed on The NASDAQ Global Market under the trading symbol "MBLX."

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by their affiliates. Other than the prospectus in electronic format, the information on either underwriter's website and any information contained in any other website maintained by either underwriter are not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Until the distribution of the shares of common stock is completed, SEC rules may limit the underwriters from bidding for and purchasing shares.

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise make short sales of our common stock and may purchase our common stock on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. "Naked" short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. A "stabilizing bid" is a bid for or the purchase of common stock on behalf of the underwriters in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of common stock. A "syndicate covering transaction" is the bid for or purchase of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering.

Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriters may also engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

The underwriters and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

•
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•
to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of our common stock to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom or (2) persons who:

•
are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

•
are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Order; or

•
to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this offering circular relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz—WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—BaFin). This prospectus supplement has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Legal Matters

Certain legal matters will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Proskauer Rose LLP, New York, New York, is counsel to the underwriters in connection with the offering.

Experts

The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933, as amended, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov or on our website at http://www.metabolix.com under the "Investor Relations" link. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Incorporation of Certain Information By Reference

The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information in this prospectus supplement and the accompanying prospectus by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. The documents we are incorporating by reference as of their respective dates of filing are:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 12, 2009;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 7, 2009; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 5, 2009; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the SEC on November 3, 2009;

•
our Current Report on Form 8-K dated July 8, 2009;

•
portions of our Proxy Statement filed with the SEC on April 23, 2009 that have been incorporated by reference into our Annual Report on Form 10-K;

•
the description of our common stock contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on November 6, 2006, including any amendments or reports filed for the purpose of updating the description; and

•
the description of our preferred stock purchase rights contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on July 8, 2009, including any amendments or reports filed for the purpose of updating the description.

All documents and reports filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing only information furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein or in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in the accompanying prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

Investor Relations
Metabolix, Inc.
21 Erie Street
Cambridge, MA 02139
(617) 583-1700

PROSPECTUS

METABOLIX, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

        This prospectus relates to common stock, preferred stock and warrants that we may sell from time to time in one or more offerings up to a total public offering price of $100,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

        Our common stock is traded on The NASDAQ Global Market under the symbol "MBLX."

        These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 3 of this prospectus. We may include additional risk factors in an applicable prospectus supplement under the heading "Risk Factors." You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2008.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" carefully before making an investment decision.

        Unless the context otherwise requires, in this prospectus, "Metabolix," "the Company," "we," "us," "our" and similar names refer to Metabolix, Inc. and its subsidiaries.

ABOUT METABOLIX, INC.

        We are a biotechnology company that develops and plans to commercialize environmentally sustainable, economically attractive alternatives to petrochemical-based plastics, fuels and chemicals. Our strategy is to develop technology platforms that integrate advanced biotechnology with current industrial practice and to commercialize these platforms with industry leading strategic partners. Our first platform, which we will be commercializing through Telles, a joint venture with Archer Daniels Midland Company, or ADM, is a proprietary, large-scale microbial fermentation system for producing a versatile family of naturally occurring polymers known as polyhydroxyalkanoates, which we call Mirel™ biobased plastic. Our microbial fermentation system combines our proprietary engineered bacteria with corn sugar and other materials in a fermenter. The bacteria digest the corn sugar and produce the biobased plastic inside the bacteria. We separate the biobased plastic from the remainder of the bacteria and formulate the polymer into its final form for commercial sale. Through our joint venture with ADM, we intend to sell these polymers as environmentally friendly, but functionally equivalent, alternatives to petrochemical-based plastics in a wide range of commercial applications, including disposable goods, packaging, agricultural products, and consumer goods. Mirel will be produced in a 110 million pound annual capacity commercial scale plant, or Commercial Manufacturing Facility, which is presently under construction by ADM in Clinton, Iowa. The Commercial Manufacturing Facility will produce biodegradable Mirel biobased plastic out of corn sugar, an abundant agriculturally-produced renewable resource. We are currently producing pre-commercial quantities of Mirel jointly with ADM at a small scale pre-commercial manufacturing facility.

        Our second technology platform, which is in an early stage, is a biomass biorefinery system using plant crops to co-produce both biobased plastic and biomass feedstock for the production of power or liquid fuels such as ethanol. For this system, we are engineering switchgrass to produce biobased plastic in the leaf and stem of the plant. Also, we have a collaboration with the Australian Cooperative Research Centre to do the same in sugarcane. We intend to extract the polymer from the engineered plant crop and use the remaining plant material as a biomass feedstock for the production of energy products including electricity and ethanol. Switchgrass is a commercially and ecologically attractive, non-food energy crop that is indigenous to North America and is generally considered to be a leading candidate for cellulose-derived production of ethanol and other biofuels. Sugarcane is an established energy crop that is well suited for tropical regions of the world. We believe that using these crops to co-produce these products can offer superior economic value and productivity as compared to single product systems that produce them individually. We have been working on our biomass biorefinery platform using switchgrass with support from the U.S. Department of Energy and the U.S. Department of Agriculture for several years, and we believe that we are a scientific leader in this field. Our goals for this program are to have commercially viable switchgrass varieties in pre-commercial field trials in approximately four years and to establish strategic alliances with attractive partners to commercially exploit this platform.

        As demonstrated by our first two technology platforms, we take an integrated systems approach to our technology development. We are focused on developing entire production systems from gene to end product as opposed to developing specific technologies (for example, gene sequencing, shuffling or directed evolution) or singular aspects of a product's production (for example, providing a key enzyme, catalyst or ingredient). We believe this systems approach optimizes manufacturing productivity and, when commercialized, will enable us to capture more economic value from any platform that we pursue. We have core capabilities in microbial genetics, fermentation process engineering, chemical engineering, polymer science, plant genetics and botanical science, and we have assembled these capabilities in a way that has allowed us to integrate biotechnology with chemical engineering and industrial practice. We believe that our approach can be applied to other products and chemicals to help establish and grow environmentally sustainable plastics, fuels and chemical industries.

        We intend to apply our core capabilities in microbial engineering and plant transformation to develop biological routes to other chemicals and chemical intermediates and to research switchgrass varieties with improved traits for higher yields and greater ease of conversion to fuels such as ethanol. In September 2007 the U.S. Department of Commerce's National Institute of Standards and Technology approved a $2,000,000 award for us to develop a commercially viable process for producing biobased chemicals from renewable agricultural products. This award will fund our integrated bio-engineered chemicals program, which is beginning development of clean, sustainable solutions for widely used four-carbon industrial chemicals.

        To exploit our first technology platform, we are working with ADM to build the Commercial Manufacturing Facility in Clinton, Iowa, which we expect will commence commercial production of Mirel in December 2008. The biobased plastics that this facility will produce are highly versatile and range in properties from strong, moldable thermoplastics to highly elastic materials and soft, sticky compositions. They can be made as resins or as latex with excellent film-forming characteristics. These properties allow for a wide variety of commercial applications, offering an environmentally-friendly alternative to petroleum-derived synthetic materials which are not biodegradable. Through our joint venture with ADM we intend to initially position Mirel as a premium priced specialty material catering to customers who want to match the functionality of petrochemical-based plastic, but add the dimension of environmental responsibility to their products and brands.

        With ADM we have initiated product and business development activities including production of pre-commercial amounts of Mirel, working with potential customers, and initiation of qualification trials of our material for selected customer applications. We expect that our products will initially be sold to companies that are:

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  establishing themselves as leaders of the emerging market trend toward environmentally responsible products and services;

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  addressing current or anticipated regulatory pressure to shift to more sustainable industry; or

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  selling products where biodegradability is a key functional requirement.

CORPORATE INFORMATION

        We were incorporated in Massachusetts in June 1992 under the name of Metabolix, Inc. In September 1998, we reincorporated in Delaware. Our principal executive offices are located at 21 Erie Street, Cambridge, Massachusetts 02139, and our telephone number is (617) 583-1700. Our worldwide web address is www.metabolix.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus. Metabolix, Biopol and Where Nature Performs are our registered trademarks. Mirel and Telles are also our trademarks. All other trademarks, tradenames and service marks appearing in this prospectus are the property of their respective owners. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as well as reports relating to our securities filed by others pursuant to Section 16 of such act, are available through the investor relations page of our Internet website free of charge as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (the "SEC"). The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

 RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in Metabolix and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) contain statements with respect to the Company which constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "could," "seek," "intends," "plans," "estimates," "anticipates" or other comparable terms. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in "Risk Factors" in any prospectus supplement and in the documents incorporated by reference herein or therein.

        We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

        You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

 USE OF PROCEEDS

        We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures and any other purpose that we may specify in any prospectus supplement. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. For purposes of this calculation, "earnings" consist of net loss from continuing operations plus fixed charges. "Fixed charges" consist of the sum of interest expense and the component of rental expense believed by management to be representative of the interest factor for those amounts.

	Year ended December 31,
						Nine Months ended September 30, 2007
	2002	2003	2004	2005	2006
	(in millions)
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—
Coverage Deficiency	$5.2	$6.6	$5.1	$7.6	$16.1	$20.6

DESCRIPTION OF CAPITAL STOCK

        The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended to date, which we refer to as our Certificate of Incorporation, and our Amended and Restated By-laws, which we refer to as our By-laws, each of which is incorporated by reference into the registration statement of which this prospectus is a part and, with respect to any new shares of preferred stock, the certificate of designation which will be filed with the SEC for each new series of preferred stock we may designate, if any.

General

        We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

        We have 105,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 100,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share. The authorized shares of common stock and undesignated preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

        As of December 31, 2007, there were 22,576,111 shares of our common stock outstanding and held of record by approximately 175 stockholders.

        Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described below in "Provisions of our Certificate of Incorporation and By-Laws and Delaware Anti-Takeover Law," a majority vote of common stockholders is generally required to take action under our certificate of incorporation and by-laws.

Preferred Stock

        Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company and might harm the market price of our common stock.

        Our board of directors will make any determination to issue such shares based on its judgment as to our company's best interests and the best interests of our stockholders.

Warrants

        As of December 31, 2007, warrants to purchase a total of 98,819 shares of our common stock were outstanding with exercise prices of $0.12 per share, $3.30 per share and $13.21 per share. These warrants expire on various dates through May 21, 2014.

Registration Rights

        We entered into a stockholders' agreement, dated as of January 19, 2006, with the holders of shares of our common stock issuable upon conversion of the shares of preferred stock and other stockholders, including certain members of our management. Under this agreement, holders of shares having registration rights can demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. All of these registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and our right to postpone a requested registration for a period of no more than 180 days if we determine that this offering would be materially detrimental to us.

        Demand Registration Rights.    The holders of approximately 72,916 shares of common stock are entitled to certain demand registration rights, upon the request of holders of a certain percentage of such shares, pursuant to which they may require us to file a registration statement under the Securities Act at our expense with respect to their shares of common stock. We are required to use our best efforts to effect any such registration.

        Piggyback Registration Rights.    If we propose to register any of our securities under the Securities Act for our own account or the account of any other holder, the holders of approximately 72,916 shares of common stock are entitled to notice of such registration and are entitled to include shares of their common stock therein.

        We will pay all registration expenses, other than underwriting discounts and commissions, related to any demand or piggyback registration. The stockholders' agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

        The above-described registration rights do not apply to shares which are available for sale and can be sold (whether or not so sold) pursuant to Rule 144A or Rule 144 of the 1933 Act, or any similar rule promulgated by the Commission permitting the resale of restricted securities without the necessity of a registration statement under the 1933 Act.

Provisions of our Certificate of Incorporation and By-Laws and Delaware Anti-Takeover Law

        Our certificate of incorporation and by-laws includes a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

        Board Composition and Filling Vacancies.    In accordance with our certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

        No Written Consent of Stockholders.    Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

        Meetings of Stockholders.    Our by-laws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

        Advance Notice Requirements.    Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the by-laws.

        Amendment to By-Laws and Certificate of Incorporation.    As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors and, if required by law or our certificate of incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability and the amendment of our by-laws and certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our by-laws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the by-laws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if the board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

        Blank Check Preferred Stock.    Our certificate of incorporation provides for 5,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

        Upon completion of this offering, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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  before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

  •
  at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. That securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.

        The particular terms of any issue of securities warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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  the price at which the securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

        Securities warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.

        Each securities warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

        After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

        We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, the public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

        If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

        We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

        If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering by selling more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

        Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of such securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

        The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

        Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933, also referred to in this prospectus as the "Securities Act") of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

        Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

        If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

        Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on NASDAQ, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

        In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are a public company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov, or on our website at http://www.metabolix.com under the "Investor Relations" link. Information contained on our website is not part of this prospectus. In addition, our stock is listed for trading on The NASDAQ Global Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.

        This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may:

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  inspect a copy of this prospectus, including the exhibits and schedules, without charge at the public reference room;

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  obtain a copy of this prospectus from the SEC upon payment of the fees prescribed by the SEC; or

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  obtain a copy of this prospectus from the SEC website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information in this prospectus by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. The documents we are incorporating by reference as of their respective dates of filing are:

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 29, 2007;

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, filed with the SEC on May 11, 2007; June 30, 2007, filed with the SEC on August 8, 2007; and September 30, 2007, filed with the SEC on November 6, 2007;

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  Our Current Reports on Form 8-K filed with the SEC on April 5, 2007; May 3, 2007 (as amended on May 22, 2007 and June 19, 2007); May 23, 2007; July 27, 2007 and November 26, 2007;

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  Portions of our Proxy Statement filed with the SEC on April 12, 2007 that have been incorporated by reference into our Annual Report on Form 10-K; and

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  The description of our common stock contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on November 6, 2006, including any amendments or reports filed for the purpose of updating the description.

        All documents and reports filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing only information furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

Investor Relations
Metabolix, Inc.
21 Erie Street
Cambridge, MA 02139
(617) 583-1700

        You should rely only on the information contained in this prospectus, any prospectus supplement or any document to which we have referred you. We have not authorized anyone else to provide you with information that is different. This prospectus and any prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus or any prospectus supplement is current only as of the date on the front of these documents.